UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016 (May 24, 2016)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania		15222-5479
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2016, Allegheny Technologies Incorporated (the “Company”) completed its offering and sale of $250,000,000 million aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2022 (the “Notes”). The offering and sale of the Notes were made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The Notes were issued pursuant to the Indenture, dated June 1, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated May 24, 2016 (the “Supplemental Indenture”), between the Company and the Trustee.

The Notes will accrue interest at the rate of 4.75% per annum and be payable in cash semi-annually in arrears on each January 1 and July 1, commencing January 1, 2017. The Notes will mature on July 1, 2022. The Company may not redeem the Notes prior to their stated maturity date. If the Company undergoes a fundamental change, holders of Notes may require the Company to repurchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

Holders of Notes may convert their Notes into shares of the Company’s common stock, $0.10 par value (“Common Stock”) at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date for the Notes. The initial conversion rate for the Notes will be 69.2042 shares of Common Stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of $14.45 per share of Common Stock. The conversion rate will be subject to adjustment in certain events.

If an event of default with respect to the Notes occurs, the principal amount of the Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2009, and the Supplemental Indenture, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. A form of Note is included in Exhibit 4.2. The opinion of the Company’s counsel as to the validity of the Notes and the shares of Common Stock issuable upon conversion of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 4.1	Indenture, dated June 1, 2009 (the “Indenture”), between Allegheny Technologies Incorporated and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2009 (File No. 1-12001)).

Exhibit 4.2	Fifth Supplemental Indenture, dated May 24, 2016, between Allegheny Technologies Incorporated and The Bank of New York Mellon, as trustee.

Exhibit 4.3	Form of 4.75% Senior Note due 2022 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of K&L Gates LLP.

Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and
Corporate Secretary

Dated: May 24, 2016